October 8, 2013
EZCORP, Inc.
1901 Capital Parkway
Austin, Texas 78746
Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for EZCORP, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Securities Act”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) being filed on the date hereof with the Securities and Exchange Commission (the “Commission”), of the resale of up to 300,000 shares (the “Shares”) of Class A Non-Voting Common Stock, $.01 par value per share, of the Company by the selling stockholder named in the Registration Statement.
In rendering the opinion set forth below, we have reviewed and relied upon (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware, (iii) the By-Laws of the Company, (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Registration Statement and (v) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinion set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of officers and employees of the Company, without further investigation as to the facts set forth therein.
For purposes of rendering the opinions set forth below, we have made the following assumptions:

(i)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(ii)
each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

(iii)	each person signing the documents that we examined has the legal capacity and authority to do so; and

(iv)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Shanghai Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel +1.214.220.7700 Fax +1.214.220.7716 www.velaw.com

October 8, 2013 Page 2

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.
Our opinion is qualified in the following respects:

(i)
our opinions herein are limited in all respects to the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic or foreign;

(ii)	we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

(iii)	our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming part of the Registration Statement as having passed on the validity of the Shares. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ Vinson & Elkins L.L.P.